UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22945 (Commission File Number)	13-3169913 (I.R.S. Employer Identification No.)

Empire State Building, 350 5th Avenue, New York, New York 10118

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

This Form 8-K and other reports filed by Helios and Matheson Information Technology Inc. (the "Company") from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements which fall within the safe harbor of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward looking statements are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and more recent reports and other filings made with the U.S. Securities and Exchange Commission which are available for review at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 25, 2013, Helios and Matheson Information Technology Inc. released its preliminary unaudited financial results for the quarter ended March 31, 2013. A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

Exhibit 99.1     Press release issued April 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC

Date: April 25, 2013	By:	/s/ Umesh Ahuja
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued April 25, 2013